Exhibit (a) (4)
Notice of Guaranteed Delivery

for

Tender of Shares of Common Stock

of

inSilicon Corporation

to

Ferrite Acquisition Corp.,

a wholly owned subsidiary of

Synopsys, Inc.

(not to be used for signature guarantees)

This Notice of Guaranteed Delivery, or a form substantially equivalent hereto, must be used to accept the Offer (as defined below) (i) if certificates (“Share Certificates”) representing shares of common stock, par value $0.001 per share (“Shares”), of inSilicon Corporation, a Delaware corporation, are not immediately available, (ii) if Share Certificates and all other required documents cannot be delivered to Computershare Trust Company of New York as the depositary for the Offer (the “Depositary”) or (iii) if the procedures for book-entry transfer cannot be completed on a timely basis. This form may be delivered by hand to the Depositary or transmitted by facsimile transmission or mail to the Depositary and must include a guarantee by an Eligible Institution (as defined in the Purchaser’s Offer to Purchase, dated August 6, 2002 (the “Offer to Purchase”)). See section 2 of the Offer to Purchase.

The Depositary for the Offer is:

By Mail:	By Facsimile Transmission:	By Hand or Overnight Courier:

Computershare Trust Company of New York Wall Street Station P.O. Box 1010 New York, NY 10268-1010	For Eligible Institutions Only: (212) 701-7636	Computershare Trust Company of New York Wall Street Plaza 88 Pine Street, 19th Floor New York, NY 10005
For Confirmation Only Telephone: (212) 701-7624

Delivery of this Notice of Guaranteed Delivery to an address other than as set forth above or transmission of instructions via a facsimile to a number other than as set forth above will not constitute a valid delivery to the Depositary.

This form is not to be used to guarantee signatures. If a signature on a Letter of Transmittal for the Offer is required to be guaranteed by an “Eligible Institution” under the Instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on such Letter of Transmittal.

The guarantee on the reverse side must be completed.

Ladies and Gentlemen:

The undersigned hereby tenders to Ferrite Acquisition Corp., a Delaware corporation (the “Purchaser”) and a wholly owned subsidiary of Synopsys, Inc., a Delaware corporation, upon the terms and subject to the conditions set forth in the Offer to Purchase and in the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the “Offer”), receipt of which is hereby acknowledged, the number of Shares set forth below, all pursuant to the guaranteed delivery procedures set forth in section 2 of the Offer to Purchase.

Number of Shares

Certificate Nos. (if available)

(Check box if Shares will be tendered by book-entry transfer)______________________________________________ ☐ The Depository Trust Company

Account Number ________________________________________________________________________________

Dated __________________________________________________________________________________________

Name(s) of Record Holder(s): ____________________________________________________________________

Please Print

Address(es):_____________________________________________________________________________________

(Zip Code)

Daytime Area Code and Tel. No.:__________________________________________________________________________

Signature(s): ___________________________________________________________________________________

GUARANTEE
(not to be used for signature guarantee)

The undersigned, a firm that is a participant in the Security Transfer Agents Medallion Program or Nasdaq Stock Market Guarantee Program or the Stock Exchange Medallion Program or an “eligible guarantor institution,” as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, hereby guarantees to deliver to the Depositary either the certificates representing the Shares tendered herewith, in proper form for transfer, or a Book-Entry Confirmation (as defined in section 2 of the Offer to Purchase) with respect to such Shares, in any such case together with a properly completed and duly executed Letter of Transmittal for the Offer (or a facsimile copy of it), with any required signature guarantees, or an Agent’s Message (as defined section 2 of the Offer to Purchase), and any other required documents, within three trading days (as described in the Letter of Transmittal for the Offer) after the date hereof.

The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver a Letter of Transmittal for the Offer and certificates for Shares to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

Name of Firm
Address(es):

Zip Code
Area Code and Tel. No.:

Authorized Signature
Name:
Please Type or Print
Title:
Dated:

NOTE: Do	not send Share Certificates with this notice. Share Certificates should be sent with your Letter of Transmittal for the Offer.

3